UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 7, 2021

MIMECAST LIMITED

(Exact name of registrant as specified in its charter)

001-37637

(Commission File Number)

Jersey	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Finsbury Avenue

London, EC2M 2PF

United Kingdom

(Address of principal executive offices)

(781) 996-5340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Ticker Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.012 par value per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Transaction Agreement

Mimecast Limited, a public limited company incorporated under the laws of the Bailiwick of Jersey (the “Company”), entered into a Transaction Agreement, dated December 7, 2021 (the “Agreement”), by and between the Company and Magnesium Bidco Limited, a private limited company incorporated in England & Wales (“Buyer”), pursuant to which Buyer, or one of its subsidiaries, will acquire the Company in an all-cash transaction pursuant to a scheme of arrangement (the “Scheme of Arrangement”) under Part 18A of the Companies (Jersey) Law 1991, as amended from time to time (the “Transaction”). Pursuant to the terms of the Agreement and the Scheme of Arrangement, shareholders of the Company (the “Company Shareholders”) will receive, in exchange for each ordinary share of the Company, US$80 in cash, without interest (the “Per Share Consideration”), subject to applicable withholding taxes. Following the implementation of the Transaction, the Company will become a wholly-owned subsidiary of Buyer or an Affiliate (as defined in the Agreement) of Buyer. The Agreement and the transactions contemplated thereby have been approved by (i) the board of directors of Buyer and (ii) the board of directors of the Company (the “Company Board”), acting upon the unanimous recommendation of a special committee consisting solely of independent directors (the “Special Committee”), and the Company Board has adopted resolutions recommending that the Company Shareholders vote in favor of the Transaction. The Transaction is expected to close in the first half of 2022, subject to customary closing conditions, including approval by Company Shareholders and receipt of regulatory approvals. Under the Agreement, on the date of the closing of the Transaction, the Scheme of Arrangement is to become effective at such time as an act of the Royal Court of Jersey (the “Royal Court”) sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies in Jersey (such date and time, the “Effective Time”).

The Company Board has determined, acting upon the unanimous recommendation of the Special Committee, that the Agreement and the Transaction are advisable and in the best interests of the Company Shareholders and, subject to certain exceptions set forth in the Agreement, resolved to recommend that the Company Shareholders approve the Scheme of Arrangement and pass the Company Shareholder Resolutions (as defined in the Agreement).

If the Transaction is consummated, the Company’s ordinary shares will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934.

Conditions to Closing

The Transaction is subject to customary closing conditions, including, among other things, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the antitrust laws of certain other jurisdictions, (ii) clearance of the Transaction by the interagency Committee on Foreign Investment in the United States (CFIUS), (iii) the absence of any law or order restraining, enjoining or otherwise that prohibiting the consummation of the Transaction, (iv) the sanctioning of the Scheme of Arrangement by the Royal Court, (v) no Company Material Adverse Effect (as defined in the Agreement) having occurred since the date of the Agreement that is continuing, (vi) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Agreement and (vii) compliance in all material respects with the other party’s obligations under the Agreement. The Transaction is also subject to the approval of the Scheme of Arrangement by a majority in number of the Company Shareholders present and voting, either in person or by proxy, representing at least 75% of the voting rights of those holders, at such meeting or meetings of the Company Shareholders as the Royal Court may direct in relation to the Scheme of Arrangement (or at any adjournment or postponement of such meeting). The Transaction is not subject to approval by the stockholders of Buyer or to any financing condition, and Buyer represents and warrants in the Agreement that the proceeds of the equity financing of Buyer when funded in accordance with the equity commitment letters (as described below), together with the funding of the debt financing in accordance with the debt commitment letters, will in the aggregate be sufficient to fund all of Buyer’s payment obligations under the Agreement and in connection with the transactions contemplated thereby.

Representations, Warranties and Covenants

The parties to the Agreement have made representations, warranties and covenants that are customary for transactions of this nature including, among others, (i) covenants by both parties to use reasonable best efforts to obtain governmental and regulatory approvals necessary to complete the Transaction and (ii) covenants by the Company to conduct its business in the ordinary course during the period between the execution of the Agreement and the consummation of the Transaction and not to take certain kinds of actions during such period.

Go-Shop; Non-Solicitation

During the period (i) from December 7, 2021 and continuing until 11:59 p.m. Eastern Time on January 6, 2022 (the “Go-Shop Period”), plus (ii) in respect of any Excluded Person (as defined in the Agreement), fifteen (15) days after the Go-Shop Period expires (the “Cut-Off Date”), the independent Special Committee of the Company Board and its advisors will have the right to actively initiate, solicit, encourage, and evaluate alternative acquisition proposals, and potentially enter into negotiations with any parties that may offer alternative acquisition proposals. The Company will have the right to terminate the agreement to enter into a Superior Proposal (as defined in the Agreement) subject to the terms and conditions of the Agreement. Following the expiration of the Go-Shop Period or the Cut-Off Date (as applicable), the Company will cease such activities, and be subject to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties or to provide information to and engage in discussions with a third party in relation to an acquisition proposal, subject to certain customary exceptions to permit the Company Board to comply with its fiduciary duties. Subject to certain customary “fiduciary out” exceptions, the Company Board is required to recommend that the Company Shareholders approve the Scheme of Arrangement and pass the Company Shareholder Resolutions (as defined in the Agreement).

Termination and Termination Fee

The Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the parties and in certain other circumstances, including, among others, (i) if the Transaction has not been consummated by June 6, 2022 (subject to certain extension rights by the parties), and the delay in closing is not primarily due to the material breach of the Agreement by the party seeking termination, (ii) the Company Stockholders fail to approve the Scheme of Arrangement and pass the Company Shareholder Resolutions (as defined in the Agreement), (iii) a court or governmental authority of competent jurisdiction has issued an applicable law, final and non-appealable order, or other action permanently enjoining, restraining or otherwise prohibiting the Transaction, and such restraint has become final and nonappealable, (iv) if the Royal Court affirmatively declines or refuses to sanction the Scheme of Arrangement and (v) the other party breaches its representations, warranties or covenants in the Agreement which result in the failure of a closing condition, subject in certain cases, to the right of the breaching party to cure the breach.

Upon termination of the Agreement in accordance with its terms, under specified circumstances, including by the Company to accept a Superior Proposal or if the Company Board changes, withholds or withdraws its recommendation to the Company Shareholders, the Company will be required to pay Buyer a fee (the “Company Termination Fee”) of $216,825,000; provided that if the Company terminates the Agreement prior to the Cut-Off Date so as to enter into a definitive alternative acquisition agreement for a Superior Proposal made by an Excluded Person or its affiliates, which Superior Proposal was made prior to the Cut-Off Date, then the Company Termination Fee payable by the Company to the Buyer will be $86,730,000.

Treatment of Equity Awards

Pursuant to the Agreement, immediately prior to the Effective Time, by virtue of the Transaction and without any action on the part of the holders thereof, each vested Company share option will be canceled and extinguished and automatically converted into the right to receive from Buyer an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Consideration over the per share exercise price of such vested company share option, by (ii) the aggregate number of Company ordinary shares that were issuable upon exercise of such vested Company share option immediately prior to the Effective Time. Each vested Company share option that is outstanding immediately prior to the Effective Time that has a per-share exercise price that is equal to or greater than the Per Share Consideration will be automatically canceled as of the Effective Time for no consideration.

Additionally, pursuant to the Agreement, immediately prior to the Effective Time, by virtue of the Transaction and without any action on the part of the holders thereof, each outstanding vested Company RSU award shall be canceled and automatically converted into the right to receive from Buyer an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Company ordinary shares subject to such vested Company RSU award by (ii) the Per Share Consideration.

In addition, pursuant to the Agreement, immediately prior to the Effective Time, each Company share option and each Company RSU award (or portion thereof) that is outstanding as of immediately prior to the Effective Time and is not vested shall, as of the closing, be converted into and substituted with a cash award pursuant to the terms of the applicable Company share plan. Such cash award will remain subject to the same time-vesting terms and conditions that applied to the substituted Company share option or Company RSU award, as applicable, as in effect immediately prior to the Effective Time, including the requirement of continued service with Buyer or its affiliates through the applicable vesting date, and the applicable cash amounts shall be paid out, without interest and less any applicable tax withholdings, on the next payroll date following the applicable vesting dates, as long as the applicable portion of the cash award became or becomes vested prior to the applicable holder’s termination of service with Buyer and its affiliates.

Pursuant to the Agreement, each of the following Company share options and Company RSU awards shall be deemed vested: (i) the portion of each Company share option or Company RSU award that is outstanding and vested as of immediately prior to the Effective Time or that will become vested by its terms and without further action by the Company as a result of the Transaction, (ii) one hundred percent (100%) of each Company share option and Company RSU award (whether vested or unvested) that is outstanding and held by a non-employee member of the Board of Directors of the Company immediately prior to the Effective Time (the “Board Equity Awards”) and (iii) with respect to each Company share option and Company RSU award that is outstanding as of the date of the Agreement, twenty-five percent (25%) of the portion of such award that is unvested as of immediately prior to the Effective Time (other than any Board Equity Award and certain other equity awards specified in the Agreement), with such twenty-five (25%) to be applied pro rata across each of such holder’s unvested and outstanding Company equity awards, by grant date, award type, and vesting date.

The foregoing description of the terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference. The Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Agreement or other specific dates specified in the Agreement. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the respective parties and are subject to representations, warranties, covenants and agreements contained in the Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by a confidential disclosure schedule made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders, or securities laws. Investors and security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Buyer Financing

Buyer has obtained equity commitments for the purpose of financing the transactions contemplated by the Agreement and paying related fees and expenses from certain equity investors. The obligations of the equity investors to provide equity financing under the equity commitment letter are subject to customary conditions. Buyer has also obtained debt financing commitments from certain institutional lenders and the obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

Fee Funding Agreement

Concurrently with the execution of the Agreement, the equity investors have each entered into a fee funding arrangement, pursuant to which they have agreed, subject to the terms and conditions contained therein, to guarantee Buyer’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with the Transaction and pay certain other amounts pursuant to the Agreement.

Item 8.01	Other Events

On December 7, 2021, the Company issued a press release announcing the entry by the Company and Buyer into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transaction involving Mimecast Limited and Buyer, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Mimecast will file with the SEC a proxy statement on Schedule 14A relating to a meeting of shareholders. Additionally, Mimecast may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of Mimecast are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the transaction and related matters. The definitive proxy statement will be mailed to Mimecast shareholders. Investors and securityholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by Mimecast with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Mimecast’s website at www.mimecast.com.

Participants in the Solicitation

Mimecast and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mimecast in respect of the transaction. Information about Mimecast’s directors and executive officers is set forth in the proxy statement for Mimecast’s 2021 Annual General Meeting, which was filed with the SEC on July 26, 2021. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (ii) the failure to obtain approval of the proposed transaction by Mimecast shareholders; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iv) the effect of the announcement of the proposed transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Mimecast’s ability to pursue certain business opportunities; and (xi) the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission (SEC). As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Transaction Agreement, dated December 7, 2021, by and between Mimecast Limited and Magnesium Bidco Limited.

99.1	Press release, dated December 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Transaction Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

By:	/s/ Rafeal Brown
Rafeal Brown
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 7, 2021